UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2007
MACKINAC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street
Manistique, Michigan	49854

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 343-8147
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of January 24, 2007, the board of directors voted unanimously to appoint Joseph D. Garea to the board of directors. Mr. Garea currently serves as the Managing Director of Hancock Securities, a position he has held since 1997. Prior to founding Hancock Securities, from 1994-1997, Mr. Garea served as the President of Enterprise Capital Management.
There are no arrangements or understandings between Mr. Garea and any other director or officer of the company or any outside party. Further, there are no transactions involving the company and the newly appointed director which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION
Date: January 30, 2007	By:	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President and Chief Financial Officer